Operating Metrics (unaudited)

	2017				2016
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Axon & Evidence.com Bookings (millions)	$71.2	$78.0	$81.9	$60.1	$72.5	$57.5	$72.0	$52.1
Sequential % Change	-9%	-5%	36%	-17%	26%	-20%	38%	17%

Annual Service Revenue (millions) (1)	$70.0	$63.7	$54.7	$46.2	$40.2	$32.0	$21.1	$18.1

Future Contracted Revenue (millions) (2)	$536.0	$494.2	$446.4	$390.0	$350.8	$302.0	$262.8	$202.3
Sequential % Change	8%	11%	14%	11%	16%	15%	30%	27%

Weapons Op Inc %	32%	30%	33%	35%	36%	38%	33%	34%

Evidence.com new seats booked	14,100	18,400	20,600	16,400	21,400	15,600	20,200	15,800

Evidence.com cumulative seats booked	201,500	187,400	169,000	148,400	132,000	110,600	95,000	74,800

(1) Monthly recurring license, integration, warranty and storage revenue annualized.
(2) Cumulative bookings for the Software and Sensors segment minus cumulative recognized revenue related solely to Software and Sensors segment

SG&A Expenses by Segment (unaudited - dollars in thousands)

	Three Months Ended December 31,				Dollar Change	Percent Change
	2017		2016

TASER Weapons segment:
Salaries, benefits and bonus	$9,005	22.7%	$7,450	24.2%	$1,555	20.9%
Stock-based compensation	1,735	4.4	912	3.0	823	90.2
Professional, consulting and lobbying	4,055	10.2	2,073	6.7	1,982	95.6
Sales and marketing	2,870	7.2	2,178	7.1	692	31.8
Travel and meals	988	2.5	1,216	4.0	(228)	(18.8)
Other	4,266	10.8	3,393	11.0	873	25.7
Total TASER Weapons segment	22,919	57.9	17,222	56.0	5,697	33.1
Software and Sensors segment:
Salaries, benefits and bonus	6,238	15.7	5,651	18.4	587	10.4
Stock-based compensation	1,031	2.6	598	1.9	433	72.4
Professional, consulting and lobbying	4,105	10.4	3,587	11.7	518	14.4
Sales and marketing	2,416	6.1	1,702	5.5	714	42.0
Travel and meals	1,321	3.3	1,161	3.8	160	13.8
Other	1,583	4.0	822	2.7	761	92.6
Total Software and Sensors segment	16,694	42.1	13,521	44.0	3,173	23.5
Total sales, general and administrative expenses	$39,613	100.0%	$30,743	100.0%	$8,870	28.9

R&D Expenses by Segment (unaudited - dollars in thousands)

	Three Months Ended December 31,				Dollar Change	Percent Change
	2017		2016

TASER Weapons segment:
Salaries, benefits and bonus	$1,447	9.2%	$881	9.2%	$566	64.2%
Stock-based compensation	124	0.8	211	2.2	(87)	(41.2)
Professional and consulting	236	1.5	427	4.4	(191)	(44.7)
Travel and meals	63	0.4	119	1.2	(56)	(47.1)
Other	576	3.7	476	5.0	100	21.0
Total TASER Weapons segment	2,446	15.5	2,114	22.0	332	15.7
Software and Sensors segment:
Salaries, benefits and bonus	8,434	53.5	4,291	44.6	4,143	96.6
Stock-based compensation	1,158	7.4	811	8.4	347	42.8
Professional and consulting	425	2.7	545	5.7	(120)	(22.0)
Travel and meals	355	2.3	145	1.5	210	144.8
Other	2,937	18.6	1,708	17.8	1,229	72.0
Total Software and Sensors segment:	13,309	84.5	7,500	78.0	5,809	77.5
Total research and development expenses	$15,755	100.0%	$9,614	100.0%	$6,141	63.9